Exhibit 99.1

Investor Relations:

Christopher Taylor

781-398-2466

Media Relations:

Sarah Emond

781-398-2544

For Immediate Release

Oscient Pharmaceuticals Provides Preliminary Revenues for Fourth Quarter and Fiscal Year 2005

Waltham, Mass., January 9, 2006– Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) today disclosed preliminary revenue results for the fourth quarter and fiscal year ended December 31, 2005. The Company expects to record total fourth quarter revenues of approximately $9.2 million, with approximately $8 million in revenue from its lead product, FACTIVE® (gemifloxacin mesylate) tablets, and the remainder primarily from the Company’s co-promotion partnership for TESTIM® 1% testosterone gel. The Company plans to announce complete audited financial results and host a conference call with investors on March 6, 2006.

“FACTIVE ended the year strongly, with revenues up more than 60 percent from the third quarter of 2005, and nearly triple the levels generated in the fourth quarter of 2004,” stated Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals. “As the respiratory tract infection season continues to build toward its peak, the weekly prescription total for FACTIVE recently surpassed 7,000 per week, a high for our sales team.”

During the fourth quarter nearly 70,000 prescriptions were written – more than three times the total in the fourth quarter of 2004. To date, approximately 230,000 prescriptions for FACTIVE have been written by over 18,000 physicians. FACTIVE was launched in September 2004 and is currently promoted to primary care physicians by 300 sales representatives in the United States.

For the full fiscal year of 2005, the Company expects to record approximately $23 million in total revenues, with approximately $20 million in revenue from FACTIVE. Oscient expects total cash, restricted cash and investments balance at year-end to be approximately $80 million.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a biopharmaceutical company committed to the clinical development and commercialization of novel therapeutics to address unmet medical needs. The Company is marketing FACTIVE® (gemifloxacin mesylate) tablets, approved by the FDA for the treatment of acute bacterial exacerbations of chronic bronchitis and mild to moderate community-acquired pneumonia. In addition to the oral tablet form, Oscient is developing an investigational FACTIVE intravenous formulation for use in hospitalized patients. The Company is also promoting Auxilium Pharmaceuticals’ TESTIM® 1% testosterone gel to primary care physicians in the U.S. Oscient has a novel antibiotic candidate, Ramoplanin, in advanced clinical development for the treatment of Clostridium difficile-associated disease (CDAD).

Forward-Looking Statement

This press release may contain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including statements about (i) preliminary 2005 year-end financial results and preliminary 2005 fourth quarter financial result, and (ii) the Company’s growth and future operating results, as well as other statements related to the progress and timing of product development, present or future licensing, collaborative or financing arrangements or that otherwise relate to future periods. These statements represent, among other things, the expectations, beliefs, plans and

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Q4 Preliminary Results

January 9, 2006

objectives of management and/or assumptions underlying or judgments concerning matters discussed in this document. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to, (i) whether we will be able to successfully expand the indications for which FACTIVE is approved, (ii) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates, (iii) the risk that the final analysis of our financial results differs from our preliminary analysis, and (iv) our inability to successfully commercialize FACTIVE or promote TESTIM due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Factors Affecting Future Operating Results” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2005 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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